                         JAMES G. BURNS
                       190 Graye Crescent
                        Timmins, Ontario
                         Canada  P4N 8K8



ADVENTURE MINERALS INC.
Suite 414 - 1859 Spyglass Place
Vancouver, British Columbia
Canada  V52 4K6

                 CONSENT OF GEOLOGICAL CONSULTANT
                 --------------------------------


I hereby consent to the inclusion of my report dated April 19, 1999 entitled "Kukagami Lake Property of Excellerated Resources Inc."
with the Form 10-SB Registration Statement to be filed by Adventure Minerals Inc. with the United States Securities and Exchange
Commission.




Dated the 18th day of August, 1999




\s\ James G. Burns
--------------------
James G. Burns,
Consulting Geologist